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                                                                    EXHIBIT 10.2

                            CONTRIBUTION, CONVEYANCE
                                       AND
                              ASSUMPTION AGREEMENT


                            DATED AS OF May 28, 1999
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                                TABLE OF CONTENTS

1. DEFINITIONS................................................................1

2. CONTRIBUTION OF INTERESTS IN NORTHERN BORDER PIPELINE......................1

3. CONTRIBUTION OF INTERESTS IN ILP...........................................2

4. TRANSFER OF INTERESTS IN MLP AND ILP TO GP; UNDERWRITERS' OVER-
         ALLOTMENT OPTION.....................................................3

5. CONDITIONS TO CLOSING AND EFFECTIVENESS OF INDEMNIFICATION.................3

6. CLOSING....................................................................4

7. INDEMNIFICATION............................................................4
         7.1 EXCULPATION AND INDEMNIFICATION BY THE TRANSFERORS...............4
         7.2 EXCULPATION AND INDEMNIFICATION BY THE ILP.......................5
         7.3 SPECIFIC INDEMNIFICATION ISSUES..................................5
         7.4 NOTICE AND PAYMENT OF CLAIMS.....................................6
         7.5 DEFENSE OF THIRD PARTY CLAIMS....................................7
         7.6 COOPERATION AND PRESERVATION OF RECORDS..........................8

8. ARBITRATION................................................................9

9. MISCELLANEOUS..............................................................10
         9.1 HEADINGS; REFERENCES; INTERPRETATION.............................10
         9.2 SUCCESSORS AND ASSIGNS...........................................11
         9.3 NO THIRD PARTY RIGHTS............................................11
         9.4 COUNTERPARTS.....................................................11
         9.5 GOVERNING LAW....................................................11
         9.6 SEVERABILITY.....................................................11
         9.7 DEED; BILL OF SALE; ASSIGNMENT...................................11
         9.8 AMENDMENT OR MODIFICATION........................................11
         9.9 INTEGRATION......................................................11


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                  This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
(this "Agreement"), dated as of May 28, 1999, is entered into by and among TRANSCANADA BORDER PIPELINE LTD., a Nevada corporation ("TRANSCANADA BORDER PIPELINE"), TRANSCAN NORTHERN LTD., a Delaware corporation ("TRANSCAN NORTHERN" and together with TransCanada Border PipeLine, the "TRANSFERORS"), TRANSCANADA PIPELINES LIMITED, a Canadian corporation ("TRANSCANADA"), TC PIPELINES, LP, a Delaware limited partnership (the "MLP"), TC PIPELINES INTERMEDIATE LIMITED PARTNERSHIP, a Delaware limited partnership (the "ILP"), and TC PIPELINES GP, INC., a Delaware corporation (the "GP").

                                    RECITALS

                  TransCanada Border PipeLine owns a 6% general partner interest (the "TRANSCANADA BORDER PIPELINE INTEREST") in Northern Border Pipeline Company, a Texas general partnership ("NORTHERN BORDER PIPELINE").

                  TransCan Northern owns a 24% general partner interest (the "TRANSCAN NORTHERN INTEREST," and together with the TransCanada Border PipeLine Interest, the "TRANSFERRED INTERESTS") in Northern Border Pipeline.

                  The parties hereto desire to set forth their mutual agreement regarding the Transferred Interests and related matters.


                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.       DEFINITIONS.

                  Any capitalized term used herein but not defined shall have the meaning given such term in that certain Amended and Restated Agreement of Limited Partnership of TC PipeLines, LP dated May 28, 1999 (the "MLP PARTNERSHIP AGREEMENT").

2.       CONTRIBUTION OF INTERESTS IN NORTHERN BORDER PIPELINE.

                  On the date hereof (the "EFFECTIVE DATE"), the following transactions shall occur:

                  (a) TransCan Northern hereby conveys, contributes, transfers, assigns and delivers as a capital contribution to the ILP (and the ILP accepts and agrees to be admitted with), a general partner interest in Northern Border Pipeline representing a 24% "Partner's Percentage" (which term shall, for purposes of this SECTION 2, have the meaning assigned to it in the Northern Border Pipeline Partnership Agreement) in Northern Border Pipeline, and in exchange therefor, the ILP hereby issues to TransCan Northern (i) a 1.0101% general partner interest in the ILP and (ii) an 78.9899% limited partner interest in the ILP representing a combined 80% partner interest in the ILP; and

                  (b) TransCanada Border PipeLine hereby conveys, contributes, transfers, assigns and delivers as a capital contribution to the ILP (and the ILP accepts and agrees to be admitted with), a general partner interest in Northern Border Pipeline representing a 6% Partner's Percentage in Northern Border Pipeline, and in exchange therefor, the ILP hereby issues to TransCanada Border PipeLine a 20% limited partner interest in the ILP.


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                  TO HAVE AND TO HOLD the above described interests in Northern
Border Pipeline unto the ILP, its successors and assigns, forever, subject, however, to the terms and conditions stated in this Agreement. Each of TransCanada Border PipeLine and TransCan Northern acknowledges and agrees that the foregoing contribution by it of such general partner interest in Northern Border Pipeline is intended to, and shall be construed as, a contribution by such party of all of its interest as a general partner in Northern Border Pipeline (including, without limitation, all of its rights of every kind and character in and to Northern Border Pipeline and under the Northern Border Pipeline Partnership Agreement).

3.       CONTRIBUTION OF INTERESTS IN ILP.

                  Upon completion of the transactions in SECTION 2 of this Agreement on the Effective Date, the following transactions shall occur:

                  (a) The MLP shall issue and sell 11,500,000 Common Units to the Underwriters in a public offering as described in the Underwriting Agreement (the "PUBLIC OFFERING");

                  (b) An affiliate of the GP shall purchase 2,800,000 Common Units issued by the MLP (the "AFFILIATE PURCHASE");

                  (c) TransCan Northern hereby conveys, contributes, transfers, assigns and delivers to the MLP, as a capital contribution, a 78.9899% limited partner interest in the ILP, and in exchange therefor, the MLP hereby issues to TransCan Northern (i) a 1.0% general partner interest in the MLP, (ii) a limited partner interest in the MLP consisting of 10,728,571 Common Units and 3,200,000 Subordinated Units, and (iii) the Incentive Distribution Rights; and

                   (d) TransCanada Border PipeLine hereby conveys, contributes, transfers, assigns and delivers to the MLP, as a capital contribution, a 20% limited partner interest in the ILP, and in exchange therefor, the MLP hereby issues to TransCanada Border PipeLine a limited partner interest in the MLP consisting of 3,571,429 Common Units.


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                  TO HAVE AND TO HOLD the above described limited partner
interests in the ILP unto the MLP, its successors and assigns, forever, subject, however, to the terms and conditions stated in this Agreement. Each of TransCanada Border PipeLine and TransCan Northern acknowledges and agrees that the foregoing contribution by it of such limited partner interest in the ILP is intended to, and shall be construed as, a contribution by such party of all of its interest as a limited partner in the ILP (including, without limitation, all of its rights of every kind and character as a limited partner in and to the ILP and under the ILP Partnership Agreement).

4. TRANSFER OF INTERESTS IN MLP AND ILP TO GP; UNDERWRITERS' OVER-ALLOTMENT OPTION.

                  (a) Upon completion of the transactions in SECTION 3 of this Agreement on the Effective Date, the following transactions shall occur:

                      (i) The MLP shall use the proceeds of the Public Offering, after underwriting discounts and commissions and payment of expenses, and the proceeds from the Affiliate Purchase to redeem all of the Common Units of the MLP issued to TransCanada Border PipeLine and TransCan Northern under SECTION 3 of this Agreement; and

                      (ii) TransCan Northern hereby conveys, contributes, transfers, assigns and delivers to the GP as a contribution to capital
     (i) the 1.0% general partner interest in the MLP, (ii) the 1.0101% general partner interest in the ILP, (iii) the limited partner interest in the MLP consisting of 3,200,000 Subordinated Units and (iv) the Incentive Distribution Rights.

                  (b) If the over-allotment option is exercised by the Underwriters pursuant to the Underwriting Agreement:

                      (i) The MLP shall issue and sell up to an additional 1,725,000 Common Units (the "OVERALLOTMENT UNITS") to the Underwriters in the Public Offering in respect of any portion of the over-allotment option exercised by the Underwriters; and

                      (ii) The MLP shall use the proceeds received from the issuance and sale of the Overallotment Units to redeem Subordinated Units held by the GP on a one-for-one basis equal to the number of Common Units issued upon exercise of the over-allotment option.

5.       CONDITIONS TO CLOSING AND EFFECTIVENESS OF INDEMNIFICATION.

                  (a) The obligations of each party to close the transactions contemplated by this Agreement shall be subject to the prior satisfaction of each of the following conditions:


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                      (i) There shall not be in effect any injunction or
     restraining order issued by a court of competent jurisdiction barring the consummation of any of the transactions contemplated by this Agreement; and

                      (ii) All of the conditions under the Underwriting Agreement (other than those conditions relating to the consummation of the transactions contemplated by this Agreement) shall have been (or the MLP believes on the Effective Date, as defined in SECTION 6, will be) satisfied or waived and the Underwriting Agreement shall be in full force and effect, enforceable against the Underwriters in accordance with its terms (subject to the consummation of the transactions contemplated by this Agreement).

                  (b) SECTION 7 shall become operative upon the closing of the transactions contemplated by this Agreement.

6.       CLOSING.

         Subject to the satisfaction of the conditions in SECTION 5 of this Agreement, the closing of the transactions contemplated by this Agreement shall take place on the Effective Date at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 (or at such other place as the parties may agree).

7.       INDEMNIFICATION.

         7.1 EXCULPATION AND INDEMNIFICATION BY THE TRANSFERORS. Subject to
SECTION 7.3, the Transferors and their Affiliates shall, without any further responsibility or liability of, or recourse to, the MLP or the ILP, absolutely and irrevocably be solely liable and responsible for (i) their respective federal, state, local and foreign income tax and corporate franchise tax liabilities of the Transferors and their Affiliates (including all federal, state, local and foreign income tax liabilities attributable to ownership of the Transferred Interests prior to the Effective Time), including any such income tax liabilities of the Transferors and their Affiliates that may result from the consummation of the transactions contemplated by this Agreement, and (ii) any and all claims, liabilities and obligations of the Transferors and their Affiliates (whether accruing or arising before, on or after the Effective Date) which primarily arise out of or relate to any property, operations or business of the Transferors or their Affiliates other than with respect to the Transferred Interests (the items in (i) and (ii), collectively the "EXCLUDED LIABILITIES"). The MLP or the ILP shall not be liable to any of the Transferors and their Affiliates or any third parties for any reason whatsoever on account of any of the Excluded Liabilities.

         For purposes of this Agreement, "AFFILIATES" of the Transferors include TransCanada but shall exclude the MLP, the ILP, Northern Border Pipeline and their respective Subsidiaries.


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         The Transferors and TransCanada shall indemnify, defend, save and hold harmless the MLP and the ILP from and against all claims, liabilities, obligations, losses, costs, costs of defense (as and when incurred), including expenses, fines, charges, penalties, allegations, demands, damages (including but not limited to actual, punitive or consequential, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever and reasonable outside attorneys' and consultants' fees, to the extent arising out of (a) the Excluded Liabilities, or (b) the breach by the Transferors or TransCanada of any of their respective obligations under this Agreement, all of which are hereinafter collectively referred to as the "TRANSFEREE DAMAGES".

         Transferee Damages with respect to which, but only to the extent that, any proceeds are received by, or on behalf of, the MLP, the ILP or any of their Affiliates, from any third party insurance policy (and are non-reimbursable by the MLP, the ILP or any of their Affiliates), shall not be the subject of indemnification under this Agreement.

         7.2 EXCULPATION AND INDEMNIFICATION BY THE ILP. Subject to SECTION 7.3, the ILP shall, without any further responsibility or liability of, or recourse to, any of the Transferors and their Affiliates, absolutely and irrevocably assume and be solely liable and responsible for any and all claims, liabilities and obligations (whether accruing or arising before, on or after the Effective
Date) which primarily arise out of or relate to the Transferred Interests, other than Excluded Liabilities (the "ASSUMED LIABILITIES"). None of the Transferors and their Affiliates shall be liable to the ILP or any third parties for any reason whatsoever on account of any of the Assumed Liabilities.

         The ILP shall indemnify, defend, save and hold harmless each of the Transferors and their Affiliates from and against all claims, liabilities, obligations, losses, costs, costs of defense (as and when incurred), including expenses, fines, charges, penalties, allegations, demands, damages (including but not limited to actual, punitive or consequential, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever and reasonable outside attorneys' and consultants' fees, to the extent arising out of (a) the Assumed Liabilities or (b) the breach by the ILP of any of its obligations under this Agreement, all of which are hereinafter collectively referred to as the "TRANSFEROR DAMAGES".

         Transferor Damages with respect to which, but only to the extent that, any proceeds are received by, or on behalf of, the Transferors, or by any of their Affiliates, from any third party insurance policy (and are non-reimbursable by the Transferors or any of their Affiliates), shall not be the subject of indemnification under this Agreement.

         7.3 SPECIFIC INDEMNIFICATION ISSUES. (a) In the event a claim, demand, action or proceeding is brought by a third party in which the liability as between the Transferors and their Affiliates, on the one hand, and the ILP, on the other hand, is determined after


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trial in any judgment, award or decree to be joint or concurrent or in which the entitlement to indemnification hereunder is not readily determinable, the parties shall negotiate in good faith in an effort to agree, as between the Transferors and their Affiliates, on the one hand, and the ILP, on the other hand, on the proper allocation of liability or entitlement to indemnification, as well as the proper allocation of the costs of any joint defense or settlement pursuant to SECTION 7.5(D) of this Agreement, all in accordance with the provisions of, and the principles set forth in, this Agreement. In the absence of any such agreement, such allocation of liability, entitlement to indemnification and allocation of costs shall be subject to ultimate resolution between the Transferors and their Affiliates, on the one hand, and the ILP, on the other hand, pursuant to SECTION 8 of this Agreement.

                  (b) It is acknowledged that after the Effective Time, the parties may have various business relationships, which relationships will be described in contracts, agreements and other documents entered into by the relevant parties. Such documents may include agreements by the parties and their affiliates to supply, after the Effective Time, credit or services. Such business relationships shall not be subject to the indemnity provisions hereof, unless the parties expressly agree to the contrary in the agreements governing such relationships.

         7.4 NOTICE AND PAYMENT OF CLAIMS. (a) If any person entitled to a defense and/or indemnification under this Agreement (the "INDEMNIFIED PARTY") determines that it is or may be entitled to a defense or indemnification by the ILP or any of the Transferors or their Affiliates, as the case may be (the "INDEMNIFYING PARTY"), under this Agreement:

                      (i) The Indemnified Party shall deliver promptly to the Indemnifying Party a written notice and demand for a defense or indemnification, specifying the basis for the claim for defense and/or indemnification, the nature of the claim, and if known, the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. Nothing in this subparagraph shall be interpreted to invalidate any claim by the Indemnified Party to be entitled to indemnification, except to the extent the failure of the Indemnified Party to deliver such notice resulted in actual prejudice.

                      (ii) The Indemnifying Party shall have 30 days from receipt of the notice requesting indemnification within which to either:
     (A) assume the defense of such litigation or claim; (B) pay the claim in immediately available funds; (C) reserve its rights pending resolution under SECTION 7.5(D); or (D) object in accordance with CLAUSE (B) of this
     SECTION 7.4. This 30-day period may be extended by agreement of the parties. Nothing in this subparagraph shall be interpreted to abrogate or delay a party's obligation to provide the other with a defense under this Agreement.

                  (b) The Indemnifying Party may object to the claim for defense and/or indemnification set forth in any notice; PROVIDED, HOWEVER, that if the Indemnifying Party


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does not give the Indemnified Party written notice setting forth its objection to such claim (or the amount thereof) and the grounds therefor within the same 30-day period (or any extended period), the Indemnifying Party shall be deemed to have acknowledged its liability to provide a defense or to pay the amount of such claim and, subject to SECTION 8 of this Agreement, the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount or obtain such defense. Any objection to a claim for a defense or indemnification shall be resolved in accordance with SECTION 8 of this Agreement.

                  (c) To the extent provided in the last sentence of SECTION 7.1 of this Agreement or the last sentence of SECTION 7.2 of this Agreement, the right to a defense or indemnification under this Agreement applies only insofar as defense and indemnification are not provided for by insurance (whether through a third party or otherwise). Nevertheless, the potential availability of insurance coverage to the Transferors, their Affiliates, or the ILP shall not relieve the other party of its obligations for defense or indemnification hereunder, or delay either party's obligation to the other to assume a defense or pay any sums due hereunder.

                  (d) Payments due to be made to any Indemnified Party under this SECTION 7 shall bear interest from the date on which the Indemnified Party paid any amount or actually suffered a loss in respect of Transferee Damages or Transferor Damages, as the case may be, to but excluding the date of actual payment (whether before or after judgment) at the prime rate announced by Chemical Bank for its corporate customers during such period.

                  (e) Payments due to be made under this Agreement shall be free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever, except as may be required by law.

         7.5 DEFENSE OF THIRD PARTY CLAIMS. (a) If the Indemnified Party's claim for indemnification is based, under this Agreement, on a claim, demand, investigation, action or proceeding, judicial or otherwise, brought by a third party, and the Indemnifying Party does not object under SECTION 7.4(b) of this Agreement, the Indemnifying Party shall, within the 30 day period (or any extended period) referred to in SECTION 7.4(a) of this Agreement, assume the defense of such third-party claim at its sole cost and expense and shall thereafter be designated as the "CASE HANDLER." Any such defense shall be conducted by attorneys employed by the Indemnifying Party. The Indemnified Party may retain attorneys of its own choosing to participate in such defense at the Indemnified Party's sole cost and expense.

                  (b) If the Indemnifying Party assumes the defense of any such third-party claim, the Indemnifying Party may settle or compromise the claim without the prior consent of the Indemnified Party so long as all present and future claims relating to the


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compromised claim against the Indemnified Party are irrevocably and unconditionally released in full.

                  (c) The Indemnifying Party shall pay to the Indemnified Party in immediately available funds the amount for which the Indemnified Party is entitled to be indemnified within 30 days after the settlement or compromise of such third-party claim or the judgment of a court of competent jurisdiction (or within such longer period as agreed to by the parties). If the Indemnifying Party does not assume the defense of any such third-party claim, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party, except that the Indemnifying Party has the right to contest that it is obligated to the Indemnified Party under the terms of this Agreement, provided the Indemnifying Party shall have raised its objection in a timely manner under SECTION 7.4 of this Agreement.

                  (d) In the event a claim, demand, action or proceeding is brought by a third party in which the liability as between the ILP and the Transferors and their Affiliates is alleged to be joint or in which the entitlement to indemnification hereunder is not readily determinable, the parties shall cooperate in a joint defense. Such joint defense shall be under the general management and supervision of the party which is expected to bear the greater share of the liability, and which will be considered the Case Handler, unless otherwise agreed; PROVIDED, HOWEVER, that neither party shall settle or compromise any such joint defense matter without the consent of the other. The costs of such joint defense, any settlement and any award or judgment (unless the award or judgment specifies otherwise) shall be borne as the parties may agree; or in the absence of such agreement, such costs shall be borne by the party incurring such costs, subject to ultimate resolution between the ILP and the Transferors pursuant to SECTION 8 of this Agreement.

         7.6 COOPERATION AND PRESERVATION OF RECORDS. (a) The ILP and the Transferors and their Affiliates shall cooperate with one another fully and in a timely manner in connection with the defense of any litigation and claims pending as of the Effective Date or brought, threatened or alleged after the Effective Date, against the ILP and/or the Transferors and their Affiliates.

                  (b) Such cooperation shall include, without limitation, making available to the other party, during normal business hours and upon reasonable notice, all books, records and information ("LITIGATION RECORDS"), officers and employees (without substantial interruption of employment) necessary or useful in connection with any actual or threatened claim, investigation, audit, action or proceeding.

                  (c) Each party shall maintain the Litigation Records, or at the request of the other party, shall issue, notices exempting from destruction any Litigation Records which the requesting party represents may be necessary to the defense of, or required to be produced in discovery in connection with, any such claim, investigation, audit, action


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or proceeding and shall refrain from destroying any such Litigation Records until authorized by the requesting party. The requesting party shall notify the other party promptly when the Litigation Records are no longer required to be maintained.

                  (d) The party requesting access to Litigation Records or officers and employees pursuant to CLAUSE (b) hereof or preservation of Litigation Records pursuant to CLAUSE (c) hereof shall bear all reasonable out-of-pocket expenses (except reimbursement of salaries, employee benefits and general overhead) incurred by the other party in connection with providing such Litigation Records or officers and employees.

                  (e) The party providing Litigation Records hereunder may elect, upon a reasonable basis and within a reasonable time, to designate all or a portion of the Litigation Records as confidential or proprietary. If Litigation Records are so designated, the party receiving them will treat them as it would its own confidential or proprietary information and will take all reasonable steps to protect and safeguard the Litigation Records while in its own custody and will attempt to shield such information from disclosure by motions to quash, motions for a protective order, redaction or other appropriate actions.

8.     ARBITRATION.

                  Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including but not limited to, disputes over arbitrability and disputes in connection with claims by third parties (collectively, "DISPUTES"), shall be exclusively governed by and settled in accordance with the provisions of this SECTION 8; PROVIDED, HOWEVER, that nothing contained herein shall preclude any party from seeking or obtaining (a) injunctive relief or (b) equitable or other judicial relief, in each case to preserve the status quo, pending resolution of Disputes hereunder. Any party may commence proceedings hereunder by delivering a written notice to any other party providing reasonable description of the Dispute to the other, and expressly requesting arbitration hereunder. The parties hereby agree to submit all Disputes to arbitration under the terms hereof, which arbitration shall be final, conclusive and binding upon the parties, their successors and assigns. The arbitration shall be conducted in Houston, Texas, by a single arbitrator (the "ARBITRATOR") selected by agreement of the parties not later than ten (10) days after delivery of the Demand or, failing such agreement, appointed pursuant to the commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA RULES"). If the arbitrator so selected becomes unable to serve, his or her successor shall be similarly selected or appointed. The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the parties involved in any Dispute may agree, or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing: (i) each party shall have the right to audit the books and records of each other party that are reasonably related to the Dispute; (ii) each party shall provide to each other Party involved in the applicable Dispute, reasonably in advance of any hearing, copies of all documents which such party intends to present in such hearing; and (iii) each party shall be allowed to conduct reasonable discovery through written requests for information, document requests, requests for stipulation of fact and depositions, the nature and extent of which discovery shall be determined by the Arbitrator, taking into account the needs of the parties and the desirability of making discovery expeditious and cost effective. All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Any party may, at its expense, make a stenographic record thereof. The Arbitrator shall complete all hearings not later than ninety days after its selection or appointment, and shall make a final award not later than thirty days thereafter. The award shall be in writing and shall specify the factual and legal basis for the award. The Arbitrator shall apportion all costs and expenses of arbitration, including the Arbitrator's fees and expenses and fees and expenses of experts, between the prevailing and non-prevailing Party as the Arbitrator deems fair and reasonable. Notwithstanding the foregoing, in no event may the Arbitrator award multiple, punitive or exemplary damages. Any arbitration award shall be binding and enforceable against each Party involved in the particular Dispute and judgment may be entered thereon in any court of competent jurisdiction.

9.     MISCELLANEOUS.

         9.1 HEADINGS; REFERENCES; INTERPRETATION. All article and section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. All references herein to articles and sections shall, unless the context requires a different construction, be deemed to be references to the articles and sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Except as otherwise expressly provided herein, any reference in this Agreement to any document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

         9.2 SUCCESSORS AND ASSIGNS. The Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         9.3 NO THIRD PARTY RIGHTS. The provisions of this Agreement are not intended to and do not create rights in any other person or confer upon any other person any


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

benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

         9.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

         9.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal the laws of the State of Texas without regard to the conflicts of law principles thereof.

         9.6 SEVERABILITY. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

         9.7 DEED; BILL OF SALE; ASSIGNMENT. To the extent required by applicable law, this Agreement shall also constitute a "deed", "bill of sale" or "assignment" of the Transferred Interests.

         9.8 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified, or any provision waived or rescinded, from time to time only by the written agreement of the Parties directly bound by, or benefited from, the provisions in respect of which such amendment, modification, waiver or rescission is sought.

         9.9 INTEGRATION. This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This Agreement constitutes an integrated agreement which contain the entire understanding of the parties with respect to the subject matter hereto. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                       TRANSCANADA BORDER PIPELINE LTD.

                                       By:      /s/ Paul F. MacGregor
                                                -------------------------------
                                                Name:  Paul F. MacGregor
                                                Title: Vice-President


                                       TRANSCAN NORTHERN LTD.

                                       By:      /s/ Paul F. MacGregor
                                                -------------------------------
                                                Name:  Paul F. MacGregor
                                                Title: Vice-President


                                       TRANSCANADA PIPELINES LIMITED

                                       By:      /s/ Russell K. Girling
                                                -------------------------------
                                                Name:  Russell K. Girling
                                                Title: Vice-President, Finance


                                       By:      /s/ Rhondda E.S. Grant
                                                -------------------------------
                                                Name:  Rhondda E.S. Grant
                                                Title: Corporate Secretary


                                       TC PIPELINES, LP

                                       By:      TC PIPELINES GP, INC.
                                                its general partner


                                       By:      /s/ Paul F. MacGregor
                                                -------------------------------
                                                Name:  Paul F. MacGregor
                                                Title: Vice-President,
                                                       Business Development


                                       TC PIPELINES INTERMEDIATE LIMITED
                                                PARTNERSHIP

                                       By:      TC PIPELINES GP, INC.
                                                its general partner

                                       By:      /s/ Paul F. MacGregor
                                                -------------------------------
                                                Name:  Paul F. MacGregor
                                                Title: Vice-President,
                                                       Business Development


                                       TC PIPELINES GP, INC.

                                       By:      /s/ Paul F. MacGregor
                                                -------------------------------
                                                Name:  Paul F. MacGregor
                                                Title: Vice-President,
                                                       Business Development


                                      -12-